Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For First Quarter of 2025

Birmingham, Ala. – (BUSINESS WIRE) – April 21, 2025 – ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended March 31, 2025.

First Quarter 2025 Highlights:

•	Diluted earnings per share of $1.16 for the quarter, up 26.1% from the first quarter of 2024.
•	Deposits grew by $886 million, or 26% annualized, during the quarter.
•	Loans grew by $281 million, or 9% annualized, during the quarter.
•	Book value per share of $30.56, up 12.9% from the first quarter of 2024 and 12.7% annualized, from the fourth quarter of 2024.
•	Liquidity remains very strong with $3.3 billion in cash on hand, 18% of our total assets, and no FHLB advances or brokered deposits.
•	Consolidated common equity tier 1 capital to risk-weighted assets increased from 11.07% to 11.48% year-over-year.
•	Return on average common stockholder’s equity increased from 13.82% to 15.63% year-over-year.

Tom Broughton, Chairman, President, and CEO, said, “With our strong balance sheet, we are looking at opportunities for new and expanded customer relationships and we continue to look at new market expansions in the Southeast.”

David Sparacio, CFO, said, “This year is off to a great start with 9% annualized loan growth, non-interest expense being contained, and fixed rate loans repricing for the rest of the year. We realized 31% year-over-year growth in pre-provision net revenue, thanks to continued focus on controlling our expenses and we are continuing to see strength in our capital ratios.”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending March 31, 2025	Period Ending December 31, 2024	% Change From Period Ending December 31, 2024 to Period Ending March 31, 2025	Period Ending March 31, 2024	% Change From Period Ending March 31, 2024 to Period Ending March 31, 2025
QUARTERLY OPERATING RESULTS
Net Income	$63,224	$65,173	(3.0)%	$50,026	26.4%
Net Income Available to Common Stockholders	$63,224	$65,142	(2.9)%	$50,026	26.4%
Diluted Earnings Per Share	$1.16	$1.19	(2.5)%	$0.92	26.1%
Return on Average Assets	1.45%	1.52%		1.26%
Return on Average Common Stockholders' Equity	15.63%	16.29%		13.82%
Average Diluted Shares Outstanding	54,656,915	54,649,808		54,595,384

Adjusted Net Income, net of tax*	$63,224	$65,173	(3.0)%	$51,373	23.1%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$63,224	$65,142	(2.9)%	$51,373	23.1%
Adjusted Diluted Earnings Per Share, net of tax*	$1.16	$1.19	(2.5)%	$0.94	23.4%
Adjusted Return on Average Assets, net of tax*	1.45%	1.52%		1.29%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	15.63%	16.29%		14.19%

BALANCE SHEET
Total Assets	$18,636,766	$17,351,643	7.4%	$15,721,630	18.5%
Loans	12,886,831	12,605,836	2.2%	11,880,696	8.5%
Non-interest-bearing Demand Deposits	2,647,577	2,619,687	1.1%	2,627,639	0.8%
Total Deposits	14,429,061	13,543,459	6.5%	12,751,448	13.2%
Stockholders' Equity	1,668,900	1,616,772	3.2%	1,476,036	13.1%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $63.2 million for the quarter ended March 31, 2025, compared to net income of $65.2 million and net income available to common stockholders of $65.1 million for the fourth quarter of 2024 and net income and net income available to common stockholders of $50.0 million for the first quarter of 2024. Basic and diluted earnings per common share were both $1.16 in the first quarter of 2025, compared to $1.19 for both in the fourth quarter of 2024 and $0.92 for both in the first quarter of 2024.

Annualized return on average assets was 1.45% and annualized return on average common stockholders’ equity was 15.63% for the first quarter of 2025, compared to 1.26% and 13.82%, respectively, for the first quarter of 2024.

Net interest income was $123.6 million for the first quarter of 2025, compared to $123.2 million for the fourth quarter of 2024 and $102.5 million for the first quarter of 2024. The net interest margin in the first quarter of 2025 was 2.92% compared to 2.96% in the fourth quarter of 2024 and 2.66% in the first quarter of 2024. Loan yields were 6.28% during the first quarter of 2025 compared to 6.43% during the fourth quarter of 2024 and 6.40% during the first quarter of 2024. Investment yields were 3.31% during the first quarter of 2025 compared to 3.49% during the fourth quarter of 2024 and 3.16% during the first quarter of 2024. Average interest-bearing deposit rates were 3.40% during the first quarter of 2025, compared to 3.63% during the fourth quarter of 2024 and 4.04% during the first quarter of 2024. Average federal funds purchased rates were 4.50% during first quarter of 2025, compared to 4.80% during the fourth quarter of 2024 and 5.50% during the first quarter of 2024.

Average loans for the first quarter of 2025 were $12.71 billion, an increase of $280.9 million, or 9.2% annualized, from average loans of $12.43 billion for the fourth quarter of 2024, and an increase of $967.1 million, or 8.2%, from average loans of $11.74 billion for the first quarter of 2024. Ending total loans for the first quarter of 2025 were $12.89 billion, an increase of $281.0 million, or 9.0% annualized, from $12.61 billion for the fourth quarter of 2024, and an increase of $1.01 billion, or 8.5%, from $11.88 billion for the first quarter of 2024.

Average total deposits for the first quarter of 2025 were $13.89 billion, an increase of $406.2 million, or 12.2% annualized, from average total deposits of $13.48 billion for the fourth quarter of 2024, and an increase of $966.4 million, or 7.5%, from average total deposits of $12.92 billion for the first quarter of 2024. Ending total deposits for the first quarter of 2025 were $14.43 billion, an increase of $885.6 million, or 26.3% annualized, from $13.54 billion for the fourth quarter of 2024, and an increase of $1.68 billion, or 13.2%, from $12.75 billion for the first quarter of 2024. The increase in total deposits was primarily due to organic growth across the majority of our markets.

Non-performing assets to total assets were 0.40% for the first quarter of 2025, compared to 0.26% for the fourth quarter of 2024 and 0.22% for the first quarter of 2024. The majority of the year-over-year increase in non-performing assets is attributable to two relationships, both of which are secured by real estate. Annualized net charge-offs to average loans were 0.19% for the first quarter of 2025, compared to 0.09% for the fourth quarter of 2024 and 0.06% for the first quarter of 2024. The increase in net charge-offs was primarily attributable to individually evaluated loans that were previously impaired in the fourth quarter of 2024. In the first quarter of 2025, management concluded that partial or full charge-offs were warranted for these impaired loans. The allowance for credit losses as a percentage of total loans at March 31, 2025, December 31, 2024, and March 31, 2024, was 1.28%, 1.30%, and 1.31%, respectively. We recorded a $6.5 million provision for loan losses in the first quarter of 2025 compared to $6.4 million in the fourth quarter of 2024, and $4.4 million in the first quarter of 2024. Approximately $2.7 million of the allowance for loan losses was related to the potential impact of Hurricane Helene and Milton recorded through the provision for loan losses during the third quarter of 2024. As of March 31, 2025, management considers the storms’ credit impact to have been fully assessed and has decided to release this allowance.

Non-interest income decreased $631,000, or 7.1%, to $8.3 million for the first quarter of 2025 from $8.9 million in the first quarter of 2024, and decreased $526,000, or 6.0%, on a linked quarter basis. Service charges on deposit accounts increased $408,000, or 19.0%, to $2.6 million for the first quarter of 2025 from $2.2 million in the first quarter of 2024, and decreased $92,000, or 3.5%, on a linked quarter basis. Mortgage banking revenue decreased $65,000, or 9.6%, to $613,000 for the first quarter of 2025 from $678,000 in the first quarter of 2024, and decreased $900,000, or 59.5%, on a linked quarter basis. The decrease on a linked quarter basis was primarily due to seasonal production fluctuations and a slightly higher proportion of production from lower-margin portfolio loans during the first quarter of 2025. Net credit card income decreased $187,000, or 8.7%, to $2.0 million for the first quarter of 2025 from $2.2 million in the first quarter of 2024, and increased $101,000, or 5.4%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income decreased $1.1 million, or 33.9%, to $2.1 million for the first quarter of 2025 from $3.2 million in the first quarter of 2024, and increased $6,000, or 0.3%, on a linked quarter basis. The decrease year-over year was due to the recognition of $1.2 million of income attributed to the death benefit related to a former employee in our BOLI program in the prior year. Other operating income increased $307,000, or 44.2%, to $1.0 million for the first quarter of 2025 from $694,000 in the first quarter of 2024, and increased $359,000, or 55.9%, on a linked quarter basis.

Non-interest expense decreased $124,000, or 0.3%, to $46.1 million for the first quarter of 2025 from $46.2 million in the first quarter of 2024, and decreased $789,000, or 1.7%, on a linked quarter basis. Salary and benefit expense decreased $107,000, or 0.5%, to $22.9 million for the first quarter of 2025 from $23.0 million in the first quarter of 2024, and decreased $1.2 million, or 4.9%, on a linked quarter basis. The number of full-time equivalent (“FTE”) employees increased by 31, or 5.12%, to 636 at March 31, 2025 compared to 605 at March 31, 2024, and increased by 6, or 1%, from the end of the fourth quarter of 2024. Equipment and occupancy expense increased $165,000, or 4.6%, to $3.7 million for the first quarter of 2025 from $3.6 million in the first quarter of 2024, and increased $122,000, or 3.4%, on a linked quarter basis. Third party processing and other services expense increased $572,000, or 8.0%, to $7.7 million for the first quarter of 2025 from $7.2 million in the first quarter of 2024, and decreased $777,000, or 9.1%, on a linked quarter basis. Professional services expense increased $469,000, or 32.0%, to $1.9 million for the first quarter of 2025 from $1.5 million in the first quarter of 2024, and decreased $48,000, or 2.4%, on a linked quarter basis. FDIC and other regulatory assessments decreased $1.1 million, or 26.9%, to $2.9 million for the first quarter of 2025 from $3.9 million in the first quarter of 2024, and increased $629,000, or 28.3%, on a linked quarter basis. In the first quarter of 2024, the FDIC implemented a special assessment adjustment to recapitalize the Deposit Insurance Fund, see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” for more discussion. Other operating expenses decreased $175,000, or 2.5%, to $6.9 million for the first quarter of 2025 from $7.1 million in the first quarter of 2024, and increased $493,000, or 7.6%, on a linked quarter basis. The efficiency ratio was 34.97% during the first quarter of 2025 compared to 43.30% during the first quarter of 2024 and 35.54% during the fourth quarter of 2024.

Income tax expense increased $5.3 million, or 49.6%, to $15.9 million in the first quarter of 2025, compared to $10.6 million in the first quarter of 2024. Our effective tax rate was 20.06% for the first quarter of 2025 compared to 17.50% for the first quarter of 2024. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the first quarters of 2025 and 2024 of $470,000 and $204,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate a loan production office in Florida. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs and trade wars on general economic conditions, the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2025, and our other SEC filings. If one or more of the assumptions forming the basis of our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024
CONSOLIDATED STATEMENT OF INCOME
Interest income	$241,096	$243,892	$247,979	$227,540	$226,710
Interest expense	117,543	120,724	132,858	121,665	124,215
Net interest income	123,553	123,168	115,121	105,875	102,495
Provision for credit losses	6,630	5,704	5,659	5,353	4,535
Net interest income after provision for credit losses	116,923	117,464	109,462	100,522	97,960
Non-interest income	8,277	8,803	8,549	8,891	8,908
Non-interest expense	46,107	46,896	45,632	42,818	46,231
Income before income tax	79,093	79,371	72,379	66,595	60,637
Provision for income tax	15,869	14,198	12,472	14,459	10,611
Net income	63,224	65,173	59,907	52,136	50,026
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$63,224	$65,142	$59,907	$52,105	$50,026
Earnings per share - basic	$1.16	$1.19	$1.10	$0.96	$0.92
Earnings per share - diluted	$1.16	$1.19	$1.10	$0.95	$0.92
Average diluted shares outstanding	54,656,915	54,649,808	54,642,582	54,608,679	54,595,384

CONSOLIDATED BALANCE SHEET DATA
Total assets	$18,636,766	$17,351,643	$16,449,178	$16,049,812	$15,721,630
Loans	12,886,831	12,605,836	12,338,226	12,332,780	11,880,696
Debt securities	1,905,550	1,876,253	1,867,587	1,941,641	1,941,625
Non-interest-bearing demand deposits	2,647,577	2,619,687	2,576,329	2,475,415	2,627,639
Total deposits	14,429,061	13,543,459	13,146,529	13,259,392	12,751,448
Borrowings	64,745	64,743	64,741	64,739	64,737
Stockholders' equity	1,668,900	1,616,772	1,570,269	1,510,576	1,476,036

Shares outstanding	54,601,842	54,569,427	54,551,543	54,521,479	54,507,778
Book value per share	$30.56	$29.63	$28.79	$27.71	$27.08
Tangible book value per share (1)	$30.32	$29.38	$28.54	$27.46	$26.83

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.92%	2.96%	2.84%	2.79%	2.66%
Return on average assets	1.45%	1.52%	1.43%	1.34%	1.26%
Return on average common stockholders' equity	15.63%	16.29%	15.55%	14.08%	13.82%
Efficiency ratio	34.97%	35.54%	36.90%	37.31%	43.30%
Non-interest expense to average earning assets	1.09%	1.13%	1.13%	1.13%	1.20%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.48%	11.42%	11.25%	10.93%	11.07%
Tier 1 capital to risk-weighted assets	11.48%	11.42%	11.25%	10.93%	11.08%
Total capital to risk-weighted assets	12.93%	12.90%	12.77%	12.43%	12.61%
Tier 1 capital to average assets	9.48%	9.59%	9.54%	9.81%	9.44%
Tangible common equity to total tangible assets (1)	8.89%	9.25%	9.47%	9.33%	9.31%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. We recorded a one-time expense of $7.2 million in the fourth quarter of 2023 associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. This expense is unusual, or infrequent, in nature and not part of the noninterest expense run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio for the quarter ended March 31, 2024 excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At March 31, 2025	At December 31, 2024	At September 30, 2024	At June 30, 2024	At March 31, 2024
Book value per share - GAAP	$30.56	$29.63	$28.79	$27.71	$27.08
Total common stockholders' equity - GAAP	1,668,900	1,616,772	1,570,269	1,570,994	1,476,036
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,655,285	$1,603,157	$1,556,654	$1,557,379	$1,462,421
Tangible book value per share - non-GAAP	$30.31	$29.38	$28.54	$27.46	$26.83

Stockholders' equity to total assets - GAAP	8.95%	9.32%	9.55%	9.55%	9.39%
Total assets - GAAP	$18,636,766	$17,351,643	$16,449,178	$16,448,582	$16,048,819
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$18,623,151	$17,338,028	$16,435,563	$16,434,967	$16,035,204
Tangible common equity to total tangible assets - non-GAAP	8.89%	9.25%	9.47%	9.48%	9.33%

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Net income - GAAP	$63,224	$50,026
Adjustments:
FDIC special assessment	-	1,799
Tax on adjustments	-	(452)
Adjusted net income - non-GAAP	$63,224	$51,373

Net income available to common stockholders - GAAP	$63,224	$50,026
Adjustments:
FDIC special assessment	-	1,799
Tax on adjustments	-	(452)
Adjusted net income available to common stockholders - non-GAAP	$63,224	$51,373

Diluted earnings per share - GAAP	$1.16	$0.92
Adjustments:
FDIC special assessment	-	0.03
Tax on adjustments	-	(0.01)
Adjusted diluted earnings per share - non-GAAP	$1.16	$0.94

Return on average assets - GAAP	1.45%	1.26%
Net income available to common stockholders - GAAP	$63,224	$50,026
Adjustments:
FDIC special assessment	-	1,799
Tax on adjustments	-	(452)
Adjusted net income available to common stockholders - non-GAAP	$63,224	$51,373
Average assets - GAAP	$17,710,148	$15,957,579
Adjusted return on average assets - non-GAAP	1.45%	1.29%

Return on average common stockholders' equity - GAAP	15.63%	13.82%
Net income available to common stockholders - GAAP	$63,224	$50,026
Adjustments:
FDIC special assessment	-	1,799
Tax on adjustments	-	(452)
Adjusted diluted earnings per share - non-GAAP	$63,224	$51,373
Average common stockholders' equity - GAAP	$1,640,949	$1,455,938
Adjusted return on average common stockholders' equity non-GAAP	15.63%	14.19%

Efficiency ratio	34.97%	43.30%
Non-interest expense - GAAP	$46,107	$45,550
Adjustments:
FDIC special assessment	-	1,799
Adjusted non-interest expense	$46,107	$43,751
Net interest income plus non-interest income - GAAP	$131,830	$111,308
Adjusted efficiency ratio - non-GAAP	34.97%	39.31%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2025	March 31, 2024	% Change
ASSETS
Cash and due from banks	$121,645	$78,708	55%
Interest-bearing balances due from depository institutions	3,218,753	1,201,566	168%
Federal funds sold	9,322	170,625	(95)%
Cash and cash equivalents	3,349,720	1,450,899	131%
Available for sale debt securities, at fair value	1,203,837	1,073,929	12%
Held to maturity debt securities (fair value of $639,455 and $785,270, respectively)	701,713	867,696	(19)%
Restricted equity securities	12,156	11,300	8%
Mortgage loans held for sale	11,386	7,592	50%
Loans	12,886,831	11,880,696	8%
Less allowance for credit losses	(165,034)	(155,892)	6%
Loans, net	12,721,797	11,724,804	9%
Premises and equipment, net	59,431	59,302	-%
Goodwill	13,615	13,615	-%
Other assets	563,111	512,493	10%
Total assets	$18,636,766	$15,721,630	19%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,647,577	$2,627,639	1%
Interest-bearing	11,781,484	10,123,809	16%
Total deposits	14,429,061	12,751,448	13%
Federal funds purchased	2,358,326	1,345,328	75%
Other borrowings	64,745	64,737	-%
Other liabilities	115,734	84,081	38%
Total liabilities	16,967,866	14,245,594	19%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2025 and March 31, 2024	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,601,842 shares issued and outstanding at March 31, 2025, and 54,461,580
shares issued and outstanding at March 31, 2024	54	54	-%
Additional paid-in capital	235,840	233,560	1%
Retained earnings	1,457,614	1,288,514	13%
Accumulated other comprehensive loss	(25,108)	(46,592)	(46)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,668,400	1,475,536	13%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,668,900	1,476,036	13%
Total liabilities and stockholders' equity	$18,636,766	$15,721,630	19%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2025	2024
Interest income:
Interest and fees on loans	$196,936	$186,978
Taxable securities	16,023	15,979
Nontaxable securities	6	9
Federal funds sold	20	541
Other interest and dividends	28,111	23,203
Total interest income	241,096	226,710
Interest expense:
Deposits	94,745	104,066
Borrowed funds	22,798	20,149
Total interest expense	117,543	124,215
Net interest income	123,553	102,495
Provision for credit losses	6,630	4,535
Net interest income after provision for credit losses	116,923	97,960
Non-interest income:
Service charges on deposit accounts	2,558	2,150
Mortgage banking	613	678
Credit card income	1,968	2,155
Bank-owned life insurance income	2,137	3,231
Other operating income	1,001	694
Total non-interest income	8,277	8,908
Non-interest expense:
Salaries and employee benefits	22,879	22,986
Equipment and occupancy expense	3,722	3,557
Third party processing and other services	7,738	7,166
Professional services	1,933	1,464
FDIC and other regulatory assessments	2,854	3,905
Other real estate owned expense	33	30
Other operating expense	6,948	7,123
Total non-interest expense	46,107	46,231
Income before income tax	79,093	60,637
Provision for income tax	15,869	10,611
Net income	63,224	50,026
Net income available to common stockholders	$63,224	$50,026
Basic earnings per common share	$1.16	$0.92
Diluted earnings per common share	$1.16	$0.92

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st quarter 2025	4th quarter 2024	3rd quarter 2024	2nd quarter 2024	1st quarter 2024
Commercial, financial and agricultural	$2,924,533	$2,869,894	$2,793,989	$2,935,577	$2,834,102
Real estate - construction	1,599,410	1,489,306	1,439,648	1,510,677	1,546,716
Real estate - mortgage:
Owner-occupied commercial	2,543,819	2,547,143	2,441,687	2,399,644	2,377,042
1-4 family mortgage	1,494,189	1,444,623	1,409,981	1,350,428	1,284,888
Non-owner occupied commercial	4,259,566	4,181,243	4,190,935	4,072,007	3,777,758
Subtotal: Real estate - mortgage	8,297,574	8,173,009	8,042,603	7,822,079	7,439,688
Consumer	65,314	73,627	61,986	64,447	60,190
Total loans	$12,886,831	$12,605,836	$12,338,226	$12,332,780	$11,880,696

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st quarter 2025	4th quarter 2024	3rd quarter 2024	2nd quarter 2024	1st quarter 2024
Allowance for credit losses:
Beginning balance	$164,458	$160,755	$158,092	$155,892	$153,317
Loans charged off:
Commercial, financial and agricultural	2,415	3,899	3,020	3,355	1,842
Real estate - construction	46	-	-	-	-
Real estate - mortgage	3,571	560	252	119	67
Consumer	60	211	155	108	98
Total charge offs	6,092	4,670	3,427	3,582	2,007
Recoveries:
Commercial, financial and agricultural	171	1,801	616	406	199
Real estate - construction	-	-	-	8	-
Real estate - mortgage	-	23	2	-	6
Consumer	27	151	37	15	9
Total recoveries	198	1,975	655	429	214
Net charge-offs	5,894	2,695	2,772	3,153	1,793
Provision for loan losses	6,470	6,398	5,435	5,353	4,368
Ending balance	$165,034	$164,458	$160,755	$158,092	$155,892

Allowance for credit losses to total loans	1.28%	1.30%	1.30%	1.28%	1.31%

Allowance for credit losses to total average loans	1.30%	1.32%	1.30%	1.31%	1.33%
Net charge-offs to total average loans	0.19%	0.09%	0.09%	0.10%	0.06%

Provision for credit losses to total average loans	0.21%	0.21%	0.17%	0.18%	0.15%
Nonperforming assets:
Nonaccrual loans	$73,793	$39,501	$37,075	$33,454	$34,457
Loans 90+ days past due and accruing	111	2,965	2,093	1,482	380
Other real estate owned and
repossessed assets	756	2,531	2,723	1,458	490
Total	$74,660	$44,997	$41,891	$36,394	$35,327

Nonperforming loans to total loans	0.57%	0.34%	0.32%	0.28%	0.29%
Nonperforming assets to total assets	0.40%	0.26%	0.25%	0.23%	0.22%
Nonperforming assets to earning assets	0.41%	0.26%	0.26%	0.23%	0.23%
Allowance for credit losses to nonaccrual loans	223.64%	416.34%	433.59%	472.57%	452.42%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024
Interest income:
Interest and fees on loans	$196,936	$200,875	$205,952	$194,300	$186,978
Taxable securities	16,023	16,905	17,493	16,158	15,979
Nontaxable securities	6	6	7	9	9
Federal funds sold	20	18	31	538	541
Other interest and dividends	28,111	26,088	24,496	16,535	23,203
Total interest income	241,096	243,892	247,979	227,540	226,710
Interest expense:
Deposits	94,745	98,702	113,211	104,671	104,066
Borrowed funds	22,798	22,022	19,647	16,994	20,149
Total interest expense	117,543	120,724	132,858	121,665	124,215
Net interest income	123,553	123,168	115,121	105,875	102,495
Provision for credit losses	6,630	5,704	5,659	5,353	4,535
Net interest income after provision for credit losses	116,923	117,464	109,462	100,522	97,960
Non-interest income:
Service charges on deposit accounts	2,558	2,650	2,341	2,293	2,150
Mortgage banking	613	1,513	1,352	1,379	678
Credit card income	1,968	1,867	1,925	2,333	2,155
Bank-owned life insurance income	2,137	2,131	2,113	2,058	3,231
Other operating income	1,001	642	818	828	694
Total non-interest income	8,277	8,803	8,549	8,891	8,908
Non-interest expense:
Salaries and employee benefits	22,879	24,062	25,057	24,213	22,986
Equipment and occupancy expense	3,722	3,600	3,795	3,567	3,557
Third party processing and other services	7,738	8,515	8,035	7,465	7,166
Professional services	1,933	1,981	1,715	1,741	1,464
FDIC and other regulatory assessments	2,854	2,225	2,355	2,202	3,905
Other real estate owned expense	33	58	103	7	30
Other operating expense	6,948	6,455	4,572	3,623	7,123
Total non-interest expense	46,107	46,896	45,632	42,818	46,231
Income before income tax	79,093	79,371	72,379	66,595	60,637
Provision for income tax	15,869	14,198	12,472	14,459	10,611
Net income	63,224	65,173	59,907	52,136	50,026
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$63,224	$65,142	$59,907	$52,105	$50,026
Basic earnings per common share	$1.16	$1.19	$1.10	$0.96	$0.92
Diluted earnings per common share	$1.16	$1.19	$1.10	$0.95	$0.92

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2025		4th Quarter 2024		3rd Quarter 2024		2nd Quarter 2024		1st Quarter 2024
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$12,683,077	6.29%	$12,414,065	6.43%	$12,351,073	6.63%	$12,045,743	6.48%	$11,723,391	6.41%
Tax-exempt (2)	25,044	4.94	13,198	1.57	15,584	1.86	17,230	2.08	17,605	5.00
Total loans, net of unearned
income	12,708,121	6.28	12,427,263	6.43	12,366,657	6.62	12,062,973	6.48	11,740,996	6.40
Mortgage loans held for sale	6,731	4.76	9,642	5.36	10,674	3.80	6,761	6.13	4,770	5.57
Debt securities:
Taxable	1,934,739	3.31	1,932,547	3.49	1,955,632	3.57	1,936,818	3.33	2,013,295	3.16
Tax-exempt (2)	589	5.43	606	5.28	815	4.42	1,209	3.64	1,296	3.40
Total securities (3)	1,935,328	3.31	1,933,153	3.49	1,956,447	3.57	1,938,027	3.33	2,014,591	3.16
Federal funds sold	1,670	4.86	1,596	4.49	2,106	5.86	38,475	5.62	37,298	5.83
Restricted equity securities	11,461	7.43	11,290	6.80	11,290	7.36	11,290	7.16	10,417	7.57
Interest-bearing balances with banks	2,526,382	4.48	2,143,474	4.81	1,775,192	5.46	1,183,482	5.57	1,687,977	5.48
Total interest-earning assets	$17,189,693	5.69%	$16,526,418	5.87%	$16,122,366	6.12%	$15,241,008	6.01%	$15,496,049	5.88%
Non-interest-earning assets:
Cash and due from banks	108,540		103,494		103,539		96,646		98,813
Net premises and equipment	59,633		60,708		60,607		59,653		60,126
Allowance for credit losses, accrued
interest and other assets	352,282		346,763		340,621		300,521		302,592
Total assets	$17,710,148		$17,037,383		$16,627,133		$15,697,828		$15,957,580

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,461,900	2.38%	$2,353,439	2.61%	$2,318,384	2.97%	$2,227,527	2.85%	$2,339,548	2.69%
Savings	101,996	1.61	102,858	1.52	102,627	1.76	105,955	1.71	106,924	1.76
Money market	7,363,163	3.61	7,067,265	3.86	7,321,503	4.45	6,810,799	4.46	6,761,495	4.48
Time deposits	1,361,558	4.24	1,286,754	4.45	1,197,650	4.52	1,157,528	4.47	1,164,204	4.37
Total interest-bearing deposits	11,288,617	3.40	10,810,316	3.63	10,940,164	4.12	10,301,809	4.09	10,372,171	4.04
Federal funds purchased	1,994,766	4.50	1,767,749	4.80	1,391,118	5.42	1,193,190	5.50	1,422,828	5.50
Other borrowings	64,750	4.30	64,738	4.22	64,738	4.22	64,738	4.27	64,736	4.26
Total interest-bearing liabilities	$13,348,133	3.57%	$12,642,803	3.80%	$12,396,020	4.26%	$11,559,737	4.23%	$11,859,735	4.21%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	2,600,775		2,672,875		2,575,575		2,560,245		2,550,841
Other liabilities	120,291		130,457		122,455		89,418		91,066
Stockholders' equity	1,670,402		1,624,084		1,574,902		1,536,013		1,503,240
Accumulated other comprehensive
loss	(29,453)		(32,836)		(41,819)		(47,584)		(47,302)
Total liabilities and
stockholders' equity	$17,710,148		$17,037,383		$16,627,133		$15,697,828		$15,957,580
Net interest spread		2.12%		2.07%		1.86%		1.78%		1.67%
Net interest margin		2.92%		2.96%		2.84%		2.79%		2.66%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $3,764, $4,460, $3,949, $3,317, and $3,655 are included in interest income in the first quarter of 2025, fourth quarter of 2024, third quarter of 2024, second quarter of 2024, and first quarter of 2024, respectively.

(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.

(3) Unrealized losses on debt securities of $(41,977), $(46,652), $(58,802), $(66,663), and $(68,162) for the first quarter of 2025, fourth quarter of 2024, third quarter of 2024, second quarter of 2024, and first quarter of 2024, respectively, are excluded from the yield calculation.